Exhibit 10.6(b)

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Amendment No. 1 to Second Amended and Restated Credit and Security Agreement, dated as of December 9, 2014 (this “First Amendment”) is by and among Smithfield Receivables Funding LLC, a Delaware limited liability company (“Borrower”), Smithfield Foods, Inc., a Virginia corporation (“Smithfield”), as initial servicer (the “Servicer” together with Borrower, the “Loan Parties” and each, a “Loan Party”), Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”), in its capacity as administrative agent (the “Administrative Agent” collectively with the Administrative Agent and Co-Agents, the “Agents”) and in its capacity as letter of credit issuer (the “Letter of Credit Issuer”), and the Lenders and the Co-Agents from time to time party to that certain Amended and Restated Credit and Security Agreement. Each of the Loan Parties, the Agents, the Letter of Credit Issuer, the Lenders and the Co-Agents may be referred to herein as a “Party” or collectively as the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, each of the Parties is a party to that certain Second Amended and Restated Credit and Security Agreement dated as of April 28, 2014 among the Loan Parties, the Agents, the Letter of Credit Issuer, the Lenders and the Co-Agents (as amended prior to the date hereof, the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement in the manner set forth in this First Amendment and in accordance with Sections 7.1(g) and 14.1(b) of the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties hereby agree as follows:

ARTICLE I
AMENDMENT

Section 1.1    Amendment. With effect from the date hereof:

(a)	Section 5.1(p) of the Original Agreement shall be hereby amended by deleting such section in its entirety and replacing it with the following:

“(p)    Not an Investment Company. Such Loan Party is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. The Borrower is not a “covered fund” under the Volker Rule and in determining that the Borrower is not a covered fund, the Borrower, among other things, either (x) does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act of 1940, as amended or (y) is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 10 C.F.R. 248.10(c)(8).”

(b)	Section 5.1(x) of the Original Agreement shall be hereby amended by deleting such section in its entirety and replacing it with the following:
“(x) Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on its behalf that are designed to achieve compliance by it and its Subsidiaries, if any, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and it and its Subsidiaries and their respective officers and employees acting in any capacity in connection with or directly benefitting from the transactions contemplated hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. Neither it nor any of its Subsidiaries nor, to its knowledge any of their respective directors, officers, employees, agents or affiliates is a Person that is, or is owned or controlled by any Person that is: (i) the subject of any international economic sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any governmental authority or regulatory body in Canada (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.”

(c)	Section 9.1 of the Original Agreement shall be hereby amended by inserting the following clause (w) at the end thereof:

“(w) On or after the Legal Final Maturity Date, the Outstanding Balance of all Eligible Receivables is greater than zero.”

(d)	Section 12.4 of the Original Agreement shall be hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 12.4 Federal Reserve and Security Trustee. Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Loan and any rights to payment of principal or interest thereon) under this Agreement (i) to secure obligations of such Lender to a Federal Reserve Bank, or (ii) to a collateral agent or a security trustee in connection with the funding by such Lender of the Loan, without notice to or consent of Borrower, Servicer or any Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.”

(e)	Section 14.7 of the Original Agreement shall be hereby amended by inserting the following language after the last sentence thereof:

“Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (a) such Conduit has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper and advances under its Liquidity Agreement when due and (b) after giving effect to such payment, either (i) there is sufficient liquidity availability (determined in accordance with the Liquidity Agreement), under all of the liquidity facilities for such Conduit's Commercial Paper program, to pay the "Face Amount" (as defined below) of all outstanding Commercial Paper and advances under its Liquidity Agreement when due or (ii) all Commercial Paper and advances under the Liquidity Agreement are paid in full. Any amount which a Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 1 01 of the Bankruptcy Code) against or limited liability company obligation of such Conduit for any such insufficiency unless and until such payment may be made in accordance with clauses (a) and (b) above. The agreements in this Section shall survive termination of this Agreement and payment of all obligations hereunder. As used in this Section, the term “Face Amount" means, with respect to outstanding Commercial Paper or advances under Conduit’s Liquidity Agreement, (x) the face amount of any such Commercial Paper issued on a discount basis, and (y) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper issued on an interest-bearing basis or any such advances under its Liquidity Agreement.

(f)	Exhibit I to the Original Agreement shall be hereby amended by inserting a new definition of “Anti-Corruption Laws” in its proper alphabetical location, as follows:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.”

(g)	Exhibit I to the Original Agreement shall be hereby amended by inserting a new definition of “Legal Final Maturity Date” in its proper alphabetical location, as follows:

“Legal Final Maturity Date” means the date occurring one-hundred and ten (110) calendar days after the Scheduled Termination Date.”

(h)
the definition of “Scheduled Termination Date” in Exhibit I to the Original Agreement shall be hereby amended by deleting the reference to “May 1, 2016” therein, and replacing it with “December 9, 2017”; and

(i)	Schedule A to the Original Agreement shall be hereby amended by deleting the reference to “$275,000,000” therein, and replacing it with “$325,000,000.”

Section 1.2 Effect of Amendment. Except as expressly set forth herein, this First Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 1.3    References. On and after the effective date of this First Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” and words of similar import referring to the Original Agreement, and each reference in the other Transaction Documents to the “Credit and Security Agreement”, “thereunder”, “thereof” or words of similar import referring to the Original Agreement, shall mean a reference to the Original Agreement, as amended by and in accordance with this First Amendment.

ARTICLE II
REPRESENTATIONS

Section 2.1.    Each of the Loan Parties represents and warrants to the Agents and the Lenders on the date hereof that it has duly authorized, executed and delivered this First Amendment and that this First Amendment constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).
Section 2.2. Each of the Loan Parties further represents and warrants to the Agents and the Lenders that, as of the date of this First Amendment: (a) each of the representations and warranties made by it pursuant to Section 5.1 of the Original Agreement is true and correct as though made on and as of such date (except with respect to those representations and warranties that by their express terms relate solely to an earlier date) and (b) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

ARTICLE III
MISCELLANEOUS

Section 3.1    Definitions; Interpretation. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Original Agreement.

Section 3.2    Headings. The section headings contained in this First Amendment are for reference purposes only and shall not affect the meaning or interpretation of this First Amendment.

Section 3.3    Amendment. No provision of this First Amendment may be amended, modified or supplemented except by the written agreement of all of the Parties.

Section 3.4    Counterparts. This First Amendment may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

Section 3.5    Transaction Document. This First Amendment shall constitute a Transaction Document.

Section 3.6    Miscellaneous. Sections 14.5, 14.8, 14.9, 14.10 and 14.11 of the Original Agreement are incorporated by reference in and shall apply to this First Amendment as if set out herein in their entirety.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be duly executed as of the date first above written.

SMITHFIELD RECEIVABLES FUNDING LLC, AS BORROWER

By: SFFC, Inc., its managing member

By:    /s/ Jeffrey A. Porter            __
Name: Jeffrey A. Porter
Title:    President

Address:	3411 Silverside Rd, 103 Baynard Bldg
Wilmington, DE 19810
Attention: Jeffrey Porter
Telecopy No: 302-477-1300 Ext. 103
Facsimile No: 302-477-1332

With a copy to:
c/o Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430,
Attention: Timothy Dykstra
Telecopy No: 757-365-3070

SMITHFIELD FOODS, INC., AS SERVICER

By:    /s/ T P Dykstra
Name: Timothy Dykstra
Title:    Vice President

Address:	Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430,
Attention: Timothy Dykstra
Telecopy No: 757-365-3070
and Ken Sullivan
Telecopy No: 757-365-3070

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AS LETTER OF CREDIT ISSUER AND AS A COMMITTED LENDER

By:    /s/ Stephen G. Adams
Name: Stephen G. Adams
Title:    Managing Director

By:    /s/ Christopher Lew
Name: Christopher Lew
Title:    Vice President

Address:	Securitization - Transaction Management Rabobank International 245 Park Avenue New York, NY 10167 Phone: (212) 808-6816 Fax: (914) 304-9324

NIEUW AMSTERDAM RECEIVABLES CORPORATION,
AS A CONDUIT

By: __/s/ Damian A. Perez__________________
Name: Damian A. Perez
Title:    Vice President

Title:
Address:    Nieuw Amsterdam Receivables Corp.
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attention: Damian Perez
Phone:     (631) 930-7218
Fax:         (212) 302-8767
Email:        nieuwam@gssnyc.com